                                                              EXHIBIT 99.(d)(19)

                                  SUPPLEMENT TO
                          INVESTMENT ADVISORY CONTRACT

                PIMCO Funds: Pacific Investment Management Series
                            840 Newport Center Drive
                         Newport Beach, California 92660

                           _____________________, 2002

Pacific Investment Management Company LLC
840 Newport Center Drive
Newport Beach, California 92660

RE: PIMCO CommodityRealReturn Strategy Fund

Dear Sirs:

     This will confirm the agreement between the undersigned (the "Trust") and Pacific Investment Management Company LLC (the "Adviser") as follows:

     1. The Trust is an open-end investment company organized as a Massachusetts business trust, and consisting of such investment portfolios as have been or may be established by the Trustees of the Trust from time to time. A separate series of shares of beneficial interest of the Trust is offered to investors with respect to each investment portfolio. The PIMCO CommodityRealReturn Strategy Fund (the "Fund") is a separate investment portfolio of the Trust.

     2. The Trust and the Adviser have entered into an Investment Advisory Contract ("Contract") dated May 5, 2000, pursuant to which the Trust has employed the Adviser to provide investment advisory and other services specified in the Contract, and the Adviser has accepted such employment.

     3. As provided in paragraph 2 of the Contract, the Trust hereby appoints the Adviser to serve as Investment Adviser with respect to the Fund, and the Adviser accepts such appointment, the terms and conditions of such employment to be governed by the Contract, which is hereby incorporated herein by reference.

     4. As provided in paragraph 6 of the Contract and subject to further conditions as set forth therein, the Trust shall with respect to the Fund pay the Adviser a monthly fee on the first business day of each month, based upon the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the net assets of the Fund during the preceding month, at an annual rate of 0.45%.

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     5. This Supplement and the Contract shall become effective with respect to the Fund on _____________, 2002 and shall continue in effect with respect to the Fund for a period of more than two years from that date only so long as the continuance is specifically approved at least annually (a) by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or by the Trust's Board of Trustees and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust's trustees who are not parties to this Contract or "interested persons" (as defined in the 1940
Act) of any such party. This Contract may be terminated with respect to the Fund at any time, without the payment of any penalty, by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or by a vote of a majority of the Trust's entire Board of Trustees on 60 days' written notice to the Adviser or by the Adviser on 60 days' written notice to the Trust. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

                                       2

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     If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                             Very truly yours,

                             PIMCO FUNDS: PACIFIC INVESTMENT MANAGEMENT SERIES

                             By:
                                ----------------------------------------------
                             Title: President

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:
   --------------------------------------
Title:  Managing Director

                                  SUPPLEMENT TO
                          INVESTMENT ADVISORY CONTRACT

                PIMCO Funds: Pacific Investment Management Series
                            840 Newport Center Drive
                         Newport Beach, California 92660

                           _____________________, 2002

Pacific Investment Management Company LLC
840 Newport Center Drive
Newport Beach, California 92660

RE: PIMCO StocksPLUS Total Return Fund
    PIMCO All Asset Fund

Dear Sirs:

     This will confirm the agreement between the undersigned (the "Trust") and Pacific Investment Management Company LLC (the "Adviser") as follows:

     1. The Trust is an open-end investment company organized as a Massachusetts business trust, and consisting of such investment portfolios as have been or may be established by the Trustees of the Trust from time to time. A separate series of shares of beneficial interest of the Trust is offered to investors with respect to each investment portfolio. The PIMCO StocksPLUS Total Return and PIMCO All Asset Funds (the "Funds") are separate investment portfolios of the Trust.

     2. The Trust and the Adviser have entered into an Investment Advisory Contract ("Contract") dated May 5, 2000, pursuant to which the Trust has employed the Adviser to provide investment advisory and other services specified in the Contract, and the Adviser has accepted such employment.

     3. As provided in paragraph 2 of the Contract, the Trust hereby appoints the Adviser to serve as Investment Adviser with respect to the Funds, and the Adviser accepts such appointment, the terms and conditions of such employment to be governed by the Contract, which is hereby incorporated herein by reference.

     4. As provided in paragraph 6 of the Contract and subject to further conditions as set forth therein, the Trust shall with respect to the Funds pay the Adviser a monthly fee on the first business day of each month, based upon the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the net assets of the Funds during the preceding month, at an annual rate of 0.49% for the PIMCO StocksPLUS Total Return Fund, and at an annual rate of 0.20% for the PIMCO All Asset Fund.

     5. This Supplement and the Contract shall become effective with respect to the Funds on _____________, 2002 and shall continue in effect with respect to the Funds for a period of more than two years from that date only so long as the continuance is specifically approved at least annually (a) by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Funds or by the Trust's Board of Trustees and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust's trustees who are not parties to this Contract or "interested persons" (as defined in the 1940 Act) of any such party. This Contract may be terminated with respect to the Funds at any time, without the payment of any penalty, by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Funds or by a vote of a majority of the Trust's entire Board of Trustees on 60 days' written notice to the Adviser or by the Adviser on 60 days' written notice to the Trust. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

     If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                             Very truly yours,

                             PIMCO FUNDS: PACIFIC INVESTMENT MANAGEMENT SERIES

                             By:
                                ----------------------------------------------
                             Title: President


ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:
   --------------------------------------
Title: Managing Director

                                       3